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                                                                    Exhibit 12.1



                                                         ECONOPHONE, INC.
                                              RATIO OF EARNINGS TO FIXED CHARGES

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                                                                For the year ended December 31,
                                                   ---------------------------------------     ------------
                                                   1993       1994       1995       1996           1997


Income (loss) before provision for taxes            206        799        121      (8,312)      (30,128)



Fixed charges                                        27        128        213         722         8,798

                                                   ---------------------------------------     -----------
                                                    233        927        334      (7,590)      (21,330)
                                                   ---------------------------------------     -----------
                                                   ---------------------------------------     -----------



FIXED CHARGES:

       Interest                                      19       103        148          296         7,748
       Accretion of preferred stock                   0         0          0           15            91
       Rent attributable to interest factor           8        25         65          130            80
       Preferred stock dividend                       0         0          0          281           879
                                                   ---------------------------------------     -----------
                                                     27       128        213          722         8,798
                                                   ---------------------------------------     -----------
                                                   ---------------------------------------     -----------

RATIO OF EARNINGS TO FIXED CHARGES                  8.6       7.2        1.6          N/A          N/A
                                                   ---------------------------------------     -----------
                                                   ---------------------------------------     -----------

Deficiency of earnings available to                 N/A       N/A        N/A       (8,312)      (30,128)
  cover fixed charges                              ---------------------------------------     -----------
                                                   ---------------------------------------     -----------

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